                                                                   EXHIBIT 10.67


CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.




                              LICENSE AGREEMENT

                                   between


                           GENETICS INSTITUTE, INC.

                                     and

                             GI DRUG DESIGN, INC.

                               TABLE OF CONTENTS
                               -----------------

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Article I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.1.   Affiliate(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

1.2.   Confidential Information . . . . . . . . . . . . . . . . . . . . . .   2

1.3.   Direct Cost  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.6.   Gene Therapy . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

1.7.   GI-Controlled Rights . . . . . . . . . . . . . . . . . . . . . . . .   4

1.8.   GI Know-How  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

GI Patent Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

1.10.  GI Technology  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.11.  GMP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.12.  IL-12  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.13.  IND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.14.  Licensed Field . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.15.  Licensed Products  . . . . . . . . . . . . . . . . . . . . . . . . .   6

1.16.  Licensee  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

1.17.  Licensee Improvements  . . . . . . . . . . . . . . . . . . . . . . .   7

1.18.  Licensee Technology  . . . . . . . . . . . . . . . . . . . . . . . .   7

1.19.  Net Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

1.20.  Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

1.21.  PLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

1.22.  Roche  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

1.23.  Roche Cross-License  . . . . . . . . . . . . . . . . . . . . . . . .  10

1.24.  Roche Know-How   . . . . . . . . . . . . . . . . . . . . . . . . .   10

1.25.  Roche Patent Rights  . . . . . . . . . . . . . . . . . . . . . . .   10

1.26.  Sublicensee  . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

1.27.  Territory  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

1.28.  Therapeutic Area . . . . . . . . . . . . . . . . . . . . . . . . .   11

1.29.  Vaccine Adjuvant . . . . . . . . . . . . . . . . . . . . . . . . .   11

1.30.  Valid Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

1.31.  Wistar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

1.32.  Wistar Know-How  . . . . . . . . . . . . . . . . . . . . . . . . .   12

1.33.  Wistar License . . . . . . . . . . . . . . . . . . . . . . . . . .   12

1.34.  Wistar Patent Rights . . . . . . . . . . . . . . . . . . . . . . .   12

Article II.  PATENT AND KNOW-HOW LICENSES . . . . . . . . . . . . . . . .   13

2.1.     Licenses of GI Right . . . . . . . . . . . . . . . . . . . . . .   13

2.2.     Sublicenses of Roche Rights  . . . . . . . . . . . . . . . . . .   13

2.3.     Reservation of Rights  . . . . . . . . . . . . . . . . . . . . .   14

2.4.     Acknowledgement of Licensee as an Affiliate under
            the Wistar Rights . . . . . . . . . . . . . . . . . . . . . .   16

Article III.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . .   17

3.1.     Intellectual Property Rights . . . . . . . . . . . . . . . . . .   17

3.2.     Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

3.3.     Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

Article IV.  TESTING, SCALE-UP AND COMMERCIALIZATION  . . . . . . . . . .   19

4.1.     Obligations of GI  . . . . . . . . . . . . . . . . . . . . . . .   19

4.2.     Obligations of Licensee  . . . . . . . . . . . . . . . . . . . .   20

Article V.  MANUFACTURE . . . . . . . . . . . . . . . . . . . . . . . . .   21

5.1.     Non-Commercial Supply  . . . . . . . . . . . . . . . . . . . . .   21

5.2.  Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

5.3.  Commercial Supply  . . . . . . . . . . . . . . . . . . . . . . . . .   24

5.4.  Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

5.5   Failure to Supply  . . . . . . . . . . . . . . . . . . . . . . . . .   26

5.6   Equal Supply Opportunity . . . . . . . . . . . . . . . . . . . . . .   28

Article VI.  INTELLECTUAL PROPERTY RIGHTS  . . . . . . . . . . . . . . . .   28

6.1.  Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

6.2.  Patent Prosecution and Maintenance . . . . . . . . . . . . . . . . .   29

6.3.  Infringement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

6.4.  Claimed Infringement . . . . . . . . . . . . . . . . . . . . . . . .   35

Article VII.  CONFIDENTIAL INFORMATION   . . . . . . . . . . . . . . . . .   36

7.1.  Treatment of Confidential Information  . . . . . . . . . . . . . . .   36

7.2.  Release from Restrictions  . . . . . . . . . . . . . . . . . . . . .   36

7.3.  Publications . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

Article VIII.  TERMINATION   . . . . . . . . . . . . . . . . . . . . . . .   38

8.1.  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

8.2.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

8.3.  Disposition of Licensed Products . . . . . . . . . . . . . . . . . .   39

8.4.  Survival of Obligations; Return of Confidential Information  . . . .   40

Article IX.  INDEMNIFICATION AND LIABILITY LIMITATIONS . . . . . . . . . .   40

9.1.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .   40

9.2.  Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

Article X. EXPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

10.1. Acknowledgment . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

10.2. Written Assurance  . . . . . . . . . . . . . . . . . . . . . . . . .   43

Article XI.  MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . .   44

11.1.   Roche and Wistar Rights . . . . . . . . . . . . . . . . . . . . .    44

11.2.   Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

1l.3.   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . .    44

11.4.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .    45

11.5.   Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . .    45

11.6.   Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

11.7.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

11.8.   No Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . .    46

11.9.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   47

11.10.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

11.11.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

11.12.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .   47

11.13.  Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . .   47

11.14.  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . .   47

SCHEDULE A

IL-12   PATENT RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                              LICENSE AGREEMENT
                              -----------------

         AGREEMENT (the "Agreement") effective as of July 1, 1994 between GENETICS INSTITUTE, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI") and GI DRUG DESIGN, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI Sub").

                                 INTRODUCTION
                                 ------------
         1. GI has research and development facilities and experienced scientists, clinicians, engineers, technical associates and assistants and other personnel which enable it to conduct research and development activities in the area of biotechnology and the application thereof to the development, production and manufacture, registration and marketing of biotechnology-based pharmaceutical products.
         2. GI has, in collaboration with Wistar (as defined below), identified, isolated, purified and cloned IL-12 (as defined below) and has filed patent applications relating thereto in various countries.
         3. GI Sub is a wholly-owned subsidiary of GI established to develop and market IL-12 in the Territory (as defined below).
         4. GI Sub desires to license from GI the right to develop, use, register, formulate, fill and finish, distribute and sell IL-12 as a pharmaceutical product in the Territory.

         5. GI is willing, for the consideration and on the terms set forth herein, to license IL-12 to GI Sub for such purposes.
         In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the Parties agree as follows:

                           ARTICLE I.  DEFINITIONS
                           -----------------------
         As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:
         1.1.    "Affiliates(s)" of a Party shall mean any corporation or other
                 ---------------
business entity controlling, controlled by or under common control with such Party. For purposes of this Section 1.1, "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.
         1.2.    "Confidential Information" means (a) all proprietary
                 --------------------------
information and materials, patentable or otherwise, of a Party which is disclosed by or on behalf of such Party to the other Party, including DNA sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports, know-how, preclinical and clinical trials and the results thereof, sources of supply, patent positioning and business plans, including any negative developments, and (b) any other information designated by the disclosing Party to the other Party as confidential or proprietary, whether or not related to making, using or selling

Licensed Products.
         1.3    "Direct Cost" means (a) costs directly attributable to an
                -------------
activity (i.e., those costs which vary with such activity), including, but not limited to, direct labor and benefit expenses for such activity, consumable supplies and other materials, and subcontracted costs, as determined in accordance with generally accepted cost accounting practices in the country of the activity, plus (b) fixed overhead costs allocable to the activity, including, but not limited to, direct labor and benefit expenses for technical services and support services, depreciation, utilities, maintenance and repairs and insurance costs associated with such activity, as determined in accordance with generally accepted cost accounting practices in the country of the activity.
         1.4.   "Direct Manufacturing Cost" means (a) costs directly
                ---------------------------
attributable to manufacturing, quality assurance and quality control related to a unit of product (i.e., those costs which vary with production), including, but not limited to, direct labor and benefit expenses for manufacturing, and consumable bulk and other production materials, as determined in accordance with generally accepted cost accounting practices in the country of manufacture, plus (b) fixed manufacturing overhead costs allocable to the product based on the actual percentage utilization (including start-up and shut-down time) of the capacity of the manufacturing facility, including, but not limited to, direct labor and benefit expenses for technical services and support services, depreciation, utilities, maintenance and repairs and insurance costs associated with such utilization of the manufacturing facility, as determined in accordance with generally accepted cost accounting practices in the country of manufacture. Without limiting the generality of the foregoing, Direct Manufacturing Cost shall be deemed to include (x) the full cost associated with quality control samples, retention samples, reasonable manufacturing losses and reasonable production rejects and (y) payments (including, without limitation, royalties, option fees or license fees) made to one or more third parties to obtain a license or similar right in the absence of which manufacture could not be legally undertaken.
         1.5.   "Excluded Field" is defined in Section 1.14 of this Agreement.
                ----------------
         1.6.   "Gene Therapy" means the genetic modification of human
                --------------
somatic cells by the introduction of exogenous DNA or RNA into those somatic cells for the purpose of expressing IL-12 in vivo for the treatment or prevention of disease or genetic defect.
         1.7.   "GI Controlled Rights" is defined in Section 6.2 of this
                ----------------------
Agreement.
         1.8.   "GI Know-How" means any information, patentable or otherwise,
                -------------
of GI, developed, applied or acquired by GI (other than information licensed to GI pursuant to the terms of Section 6.1 of this Agreement) as of and during the term of this Agreement in connection with the invention or development of IL-12, relating to the identification, characterization, use or production of IL-12 which is reasonably useful or necessary or is required to develop, use, register, manufacture, formulate, fill and finish, distribute and/or sell Licensed Products including, without limitation, scientific discoveries, developments, preclinical data, clinical data, and marketing approval and regulatory filings and records related thereto. "GI Know-How" shall not include Roche's interest in the information or know-how licensed to GI under the Roche Cross-License and Wistar's interest in the information or know-how licensed to GI and its affiliates under the Wistar License.
        1.9.    "GI Patent Rights" means, with respect to IL-12 or any
                ------------------
Licensed Products, all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention and priority rights) developed, applied or acquired by GI (other than those licensed to GI pursuant to the terms of Section 6.1 of this Agreement) as of and during the term of this Agreement (including any reissues, extensions or other governmental acts which effectively extend the period of exclusivity by the patent holder, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing) which are reasonably useful or necessary or are required to develop, use, register, manufacture, formulate, fill and finish, distribute and/or sell Licensed Products. "GI Patent Rights" shall not include Roche's interest in the patents and patent applications licensed to GI under the Roche Cross-License and Wistar's interest in the patents and patent applications licensed to GI and its affiliates under the Wistar License.

         1.10.    "GI Technology" means the GI Know-How and GI Patent Rights.
                  ---------------
         1.11.    "GMP" means the then-current good manufacturing practice
                  -----
regulations of the United States Food and Drug Administration as described in the United States Code of Federal Regulations or any corresponding foreign regulations or their respective successor regulations.
         1.12.    "IL-12" means: (a) the proteins, peptides or polypeptides,
                  -------
referred to as NKSF, CLMF or IL-12, which are described or claimed in the GI and/or Roche patent applications set forth on Schedule A to this Agreement (the "Protein"); (b) the subunits of the Protein or combination of such subunits to form the Protein; (c) the polynucleotides ("PNs") which encode the Protein, the subunits of the Protein and/or subsequences thereof; (d) any modified form of the Protein; or (e) naturally occurring allotypic variant or mutant forms of the Protein or of the PNs.
         1.13.    "IND" means an Investigational New Drug application or its
                  -----
equivalent or any corresponding foreign application.
         1.14.    "Licensed Field" means the prevention or treatment of
                  ----------------
disease in humans through the use of Licensed Products, including, without limitation, Gene Therapy and Vaccine Adjuvant uses and applications thereof. Licensed Field shall exclude all diagnostic, research reagent and animal health uses and applications thereof (the "Excluded Field").
         1.15.    "Licensed Products" means IL-12 and any and all formulations,
                  -------------------
mixtures or compositions thereof (including those
containing more than one active ingredient) which, or the use, making or manufacturing of which, is covered by a Valid Claim of any of the GI Patent Rights, Roche Patent Rights or Wistar Patent Rights and/or embodies any GI Know-How, Roche Know-How or Wistar Know-How.
         1.16.    "Licensee" means GI Sub or any permitted successor to, or
                  ----------
permitted assignee of, this Agreement.
         1.17.    "Licensee Improvements" means any information, patentable
                  -----------------------
or otherwise, developed, applied or acquired by Licensee (other than information licensed from GI pursuant to the terms of Section 2.1 of this Agreement, sublicensed from GI pursuant to the terms of Section 2.2 of this Agreement or licensed from Wistar under the Wistar License) during the term of this Agreement which is reasonably useful or necessary or is required to develop, use, register, manufacture, formulate, fill and finish, distribute and/or sell Licensed Products, including, without limitation, scientific discoveries, developments, preclinical data, clinical data, and marketing approval and regulatory filings and records related thereto.
         1.18.    "Licensee Technology" means the Licensee Improvements.
                  ---------------------
         1.19.    "Net Sales" means the aggregate United States Dollar
                  -----------
equivalent of gross revenues derived by or payable to Licensee, its Affiliates and Sublicensees from or on account of the sale of Licensed Products to third parties that are not Affiliates of Licensee, less (a) reasonable credits or allowances, if any, actually granted on account of cash or trade discounts, recalls, rejection or return of items previously sold, (b) excises, sales taxes, value added taxes, consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) and (c) separately itemized insurance costs, transportation costs and packaging costs that are incurred in shipping Licensed Products to such third parties, provided such costs are not included in the Direct Costs deducted from the commercial supply price pursuant to clause (y) of Section 5.3(b) of this Agreement and are separately charged to and paid for by such third parties. No deduction shall be made for any item of cost incurred by Licensee, its Affiliates or Sublicensees in preparing, manufacturing, shipping or selling Licensed Products except as permitted pursuant to clauses (a), (b) and (c) of the foregoing sentence. Net Sales shall not include any transfer between Licensee and any of its Affiliates or Sublicensees for resale. In the event that Licensee or any of its Affiliates or Sublicensees shall make any transfer of Licensed Products to third parties for other than monetary value, such transfer shall be considered a sale hereunder for accounting and royalty purposes. Net Sales for any such transfers shall be determined on a country-by-country basis and shall be the average price of "arms length" sales by Licensee, its Affiliates or Sublicensees in such country in the Territory during the royalty reporting period in which such transfer occurs or, if no such "arms length" sales occurred in such country in the Territory during such period, during the last period in which such "arms length" sales occurred.

If no "arms length" sales have occurred in a particular country in the Territory, Net Sales for any such transfer in such country in the Territory shall be the average price of "arms length" sales in all countries in the Territory. Notwithstanding the foregoing, no transfer of Licensed Products for test or developmental purposes or as free samples shall be considered a sale hereunder for accounting and royalty purposes. In the event that Licensee or any of its Affiliates or Sublicensees shall sell Licensed Products together with other products of Licensee, its Affiliates or Sublicensees to third parties and the price attributable to Licensed Products is less than the average price of "arms length" sales of Licensed Products for such country in the Territory for the royalty reporting period in which such sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), Net Sales for any such sales shall be the average price of "arms length" sales of Licensed Products by Licensee, its Affiliates and Sublicensees in such country in the Territory during the royalty reporting period in which such sales occur. If no "arms length" sales shall have occurred in such country in the Territory during such period, the relevant reference factor shall be the last royalty reporting period in which such "arms length" sales occurred. If no "arms length" sales have occurred in a particular country in the Territory, the relevant reference factor shall be the average price of
"arms length" sales in all countries in the Territory.
          If Licensed Products (other than in the Vaccine Adjuvant
field) are sold as part of a system, package or combination product, Net Sales shall be calculated by multiplying the Net Sales of the combination product by the fraction A/B where "A" is the average unit price in a particular country of the Licensed Product when sold separately and "B" is the average unit price in a particular country of the combination Licensed Product. If such Licensed Product is not sold separately, the Net Sales of such combination product shall be negotiated in good faith by the Parties. In the Vaccine Adjuvant field, Net Sales shall be the Net Sales of the combination product (IL-12 plus the vaccine).
         1.20.    "Party" means GI or Licensee; "Parties" means GI and Licensee.
                  -------
         1.21.    "PLA" means a Product License Application or its equivalent or any corresponding foreign application.
         1.22.    "Roche" means Hoffmann-La Roche Inc., a New Jersey
                  -------
corporation and/or F. Hoffmann-La Roche Ltd., a Swiss corporation.
         1.23.    "Roche Cross-License" means the Agreement between GI and
                  ---------------------
Roche dated as of July 7, 1994, implementing the Heads of Agreement, as amended, dated as of May 4, 1992.
         1.24.    "Roche Know-How" means Roche's interest in all information,
                  ----------------
patentable or otherwise, acquired by non-exclusive license, with limited rights to sublicense, by GI under the Roche Cross-License.
         1.25.    "Roche Patent Rights" means Roche's interest in all patents
                  ---------------------
and patent applications acquired by non-exclusive license, with limited rights to sublicense, by GI under the Roche Cross-

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


License.
         1.26.    "Sublicensee" means a third party which is not an Affiliate
                  -------------
of Licensee and to whom Licensee has granted a sublicense to develop, use, register, formulate, fill and finish, distribute and/or sell Licensed Products. Without limiting the generality of the foregoing, a Sublicensee shall be deemed to include any third party who is granted a sublicense hereunder by Licensee pursuant to the terms of the outcome or settlement of any infringement or threatened infringement action.
         1.27.    "Territory" means all countries of the world other than Japan.
                  -----------
         1.28.    "Therapeutic Area" means a distinct class of diseases or
                  ------------------
indications, such as, but not limited to the following areas: *******; ******; ********* *********; ********** and ******; ********; *********; ***;
************; ************ ***** *******; ********** **********; ********;
*********; ***** *******; or ******. For purposes of this definition, any use of IL-12 in the Gene Therapy or Vaccine Adjuvant fields shall be considered a separate Therapeutic Area even if such use involves one of the foregoing classes of diseases or indications.
         1.29.    "Vaccine Adjuvant" means the use of IL-12 in combination with
                  ------------------
an immunogen (e.g., viral proteins, parasite proteins or miscellaneous antigens) or polynucleotides encoding an immunogen to enhance, suppress or otherwise modulate the immune system in response to disease or the threat of disease, whether in vivo or ex vivo. For purposes of this Section 1.29,
                 -- ----    -- ----
"combination"

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


shall mean use in conjunction with, simultaneously with (combined or uncombined) or sequentially with an immunogen.
         1.30.    "Valid Claim" means (a) a claim of an unexpired patent which
                  -------------
shall not have been withdrawn, canceled or disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision or (b) a claim of a patent application which is either:
(i) the subject of a pending patent interference proceeding or (ii) supported by the disclosure of such application or any prior filed patent application for a cumulative period not exceeding ********** from the earliest date of such supporting disclosure for such claim in any such patent application. For each Licensed Product under the Basic Agreements for which royalty payments are due to GI, such Licensed Product shall be considered to be covered by a Valid Claim under paragraph (b)(ii) for no more than a single ********* period with respect to royalty payment obligations to GI.
         1.31.    "Wistar" means The Wistar Institute of Anatomy and Biology,
                  --------
a Pennsylvania nonprofit corporation.
         1.32.    "Wistar Know-How" means Wistar's interest in all information,
                  -----------------
patentable or otherwise, acquired by license by GI and its affiliates under the Wistar License.
         1.33.    "Wistar License" means the License Agreement between GI and
                  ----------------
Wistar dated June 30, 1992, as amended from time to time.
         1.34.    "Wistar Patent Rights" means Wistar's interest in all patents
                  ----------------------
and patent applications acquired by license by GI and its affiliates under the Wistar License.





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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


                  ARTICLE II.  PATENT AND KNOW-HOW LICENSES
                  -----------------------------------------
         2.1. LICENSES OF GI RIGHTS. Subject to the reservations set forth in Section 2.3 of this Agreement, GI hereby grants to Licensee:
         (a)     an exclusive license in the Territory under the GI Patent
                 Rights; and
         (b) an exclusive license to use the GI Know-How in the Territory, including the right to grant sublicenses, for the sole and exclusive purposes of (i) developing, using, registering, formulating, filling and finishing, distributing and selling Licensed Products in the Licensed Field in the Territory and (ii) making, using and selling PNs (as defined in Section 1.12 of this Agreement) in order to manufacture Licensed Products in the Gene Therapy field in the Territory. The license granted pursuant to Section 2.1(a) shall continue in effect until the expiration of the last patent licensed to Licensee under this Section 2.1. The license granted pursuant to Section 2.1(b) shall be for a period of xxxxxxxxxxxxx in each country in the Territory after the first commercial sale of any Licensed Product in each such country in the Territory, and upon expiration in a particular country in the Territory, shall become a fully-paid, royalty-free, non-exclusive license, including the right to grant sublicenses, to use the GI Know-How in such country in the Territory.
         2.2. Sublicenses of Roche Rights. Subject to the rights retained by Roche under the Roche Cross- License and the

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.



reservations set forth in Section 2.3 of this Agreement, GI hereby grants to
Licensee:
         (a) an exclusive sublicense in the Territory to GI's interest in the Roche Patent Rights; and
         (b) an exclusive sublicense to GI's interest in the Roche Know-How in the Territory, without the right to grant further sublicenses, for the sole and exclusive purposes of (i) developing, using, registering, formulating, filling and finishing, distributing and selling Licensed Products in the Licensed Field in the Territory and (ii) making, using and selling PNs (as defined in Section
1.12 of this Agreement) in order to manufacture Licensed Products in the Gene Therapy field in the Territory. The sublicense granted pursuant to Section 2.2(a) shall continue in effect until the expiration of the last patent sublicensed to Licensee under this Section 2.2 or until the earlier termination of the Roche Cross-License. The sublicense granted pursuant to Section 2.2(b) shall be for a period of xxxxxxxxxxxxxxxxx in each country in the Territory after the first commercial sale of any Licensed Product in each such county in the Territory, and upon expiration in a particular country in the Territory, shall become a fully-paid, royalty-free, non-exclusive license, without the right to grant further sublicenses, to GI's interest in the Roche Know-How in such country, or, in either case, until the earlier termination of such rights under the Roche Cross-License.
         2.3.    RESERVATION OF RIGHTS.  Subject to Section 5.5 of this

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Agreement, GI hereby retains the following rights:
         (a) Except for the rights granted in Sections 2.1(ii) and 2.2(ii) of this Agreement relating to the Gene Therapy field, GI retains the exclusive right in the Licensed Field under the GI Patent Rights and Roche Patent Rights and to the GI Know-How and Roche Know-How to manufacture bulk protein Licensed Products in the Territory. GI also retains the exclusive right under the GI Patent Rights and Roche Patent Rights and to the GI Know-How and the Roche Know-How to make, use and sell IL-12 in the Excluded Field.
         (b) GI retains the non-exclusive right in the Licensed Field under the GI Patent Rights and Roche Patent Rights and to the GI Know-How and Roche Know-How to (i) develop, use, formulate and fill and finish Licensed Products in the Territory for the purpose of distributing and/or selling Licensed Products outside the Territory, (ii) make, use and sell PNs (as defined in Section 1.12 of this Agreement) in order to manufacture Licensed Products in the Gene Therapy field in the Territory for the purpose of distributing and/or selling such Licensed Products outside the Territory, (iii) conduct discovery research relating to IL-12 (including, without limitation, PNs) and (iv) perform contract activities for the Licensee.
         (c) In connection with the exercise of GI's exclusive rights in the Excluded Field, GI agrees to include provisions in its agreements with third parties relating to applications of IL-12 in the Excluded Field which are necessary and appropriate to inform such third parties of the exclusive rights held by Licensee in the

Licensed Field, and to prevent, to the extent permitted by law, such third parties from making, using or selling IL-12 other than in the Excluded Field.
         2.4. ACKNOWLEDGEMENT OF LICENSEE AS AN AFFILIATE UNDER THE WISTAR RIGHTS. GI hereby acknowledges that Licensee is a licensed affiliate of GI under the license granted to GI and its affiliates in the Wistar License, including the right to grant sublicenses, for the sole and exclusive purpose of
(a) developing, using, registering, formulating, filling and finishing, distributing and selling Licensed Products in the Licensed Field in the Territory and (b) making, using and selling PNs (as defined in Section 1.12 of this Agreement) in order to manufacture Licensed Products in the Gene Therapy field in the Territory. Licensee hereby agrees to comply with the terms and conditions of the Wistar License.
         2.5.    SUBLICENSES.
                 (a) Notwithstanding the prohibition on sublicensing set forth in Section 2.2 of this Agreement, in the event that Licensee desires to grant a further sublicense of the rights granted under Section 2.2 of this Agreement to an Affiliate of GI or a third party commercial collaborator in the Gene Therapy or Vaccine Adjuvant fields, Licensee shall have the right to grant such further sublicense, provided that such further sublicense of the Roche Patent Rights and Roche Know-How is permitted under the Roche Cross-License.
                 (b) Any sublicense by Licensee of the Wistar Patent Rights or the Wistar Know-How shall be subject to Wistar's approval, the payment of any applicable license fees and royalties to Wistar, and any other applicable terms and conditions of the Wistar License.
                 (c) With respect to any sublicense of the GI Patent Rights or Wistar Patent Rights and of the GI Know-How or Wistar Know-How, and any further sublicense of the Roche Patent Rights or the Roche Know-How, Licensee shall remain primarily liable to GI for all of Licensee's duties and obligations contained in this Agreement, the Roche Cross-License and the Wistar License, and any act or omission of a Sublicensee that would constitute a material breach of this Agreement, the Roche Cross- License or the Wistar License, if performed by Licensee, shall be deemed to be a material breach by Licensee of this Agreement unless Licensee is diligently enforcing its rights against such Sublicensee and keeping GI duly informed of its enforcement plans and activities. A copy of each sublicense granted by Licensee under this Agreement shall be furnished to GI promptly after execution thereof.

                 ARTICLE III.  REPRESENTATIONS AND WARRANTIES
                 --------------------------------------------
         3.l.    INTELLECTUAL PROPERTY RIGHTS.
         (a) To the best of GI's knowledge, GI represents and warrants that:
         (i)     GI owns the GI Patent Rights and GI Know-How in existence on the date of this Agreement and/or has the right to grant the licenses under the GI Patent Rights and to the GI Know-How in existence on the date of this

                 Agreement subject to the terms of this Agreement;
         (ii) there are no third party patent rights (other than the Roche Patent Rights and the Wistar Patent Rights) covering the making, using or selling of IL-12; and
         (iii) each of GI, Roche and Wistar have satisfied their respective statutory requirements and conditions for seeking patent protection for Valid Claims of the GI Patent Rights, Roche Patent Rights and Wistar Patent Rights, as applicable.
         (b) GI represents and warrants that (i) it has the right to grant the sublicenses under the Roche Patent Rights and to the Roche Know-How in existence on the date of this Agreement subject to the terms of this Agreement,
(ii) Licensee as an affiliate of GI is licensed under the Wistar License and
(iii) GI Sub has the right, subject to GI's consent, to assign this Agreement to Affiliates of GI. GI also represents and warrants that it is not aware of any third party claims inconsistent with the representations and warranties set forth in this Section 3.l. GI further agrees to diligently comply with the terms and conditions of the Roche Cross-License and the Wistar License, and in the event of an allegation of a breach under such agreements, GI shall promptly notify Licensee and cooperate with Licensee in remedying any breach or default thereunder. Each of the foregoing representations and warranties shall not be construed as a warranty as to the scope and/or validity of any claims in the GI Patent Rights, Roche Patent Rights or the Wistar Patent Rights.

         (c) GI represents and warrants that the license granted to GI-Yamanouchi, Inc., GI's Japanese joint venture with Yamanouchi Pharmaceutical Co., Ltd. and IL-12 licensee in Japan, is for the sole and exclusive purpose of commercializing IL-12 in Japan and that the geographic territory for which the license is granted consists solely of Japan.
         (d) LICENSEE EXPRESSLY WAIVES ANY RIGHTS TO SEEK DAMAGES OR OTHER RELIEF FOR BREACH OF THE REPRESENTATIONS AND WARRANTIES IN THIS SECTION 3.1 UNLESS SUCH BREACH HAS A MATERIAL AND ADVERSE EFFECT ON LICENSEE.
         3.2. WARRANTY. GI warrants that the bulk Licensed Products, when delivered, will conform to their applicable specifications in accordance with
Section 5.4 of this Agreement.
         3.3. DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

             ARTICLE IV.  TESTING, SCALE-UP AND COMMERCIALIZATION
             ----------------------------------------------------
         4.1. OBLIGATIONS OF GI. GI agrees to disclose to Licensee, on an on-going basis, in writing, (a) all GI Patent Rights and GI Know-How (including those developed, applied or acquired during the term of this Agreement), (b) all Roche Patent Rights and Roche Know-How licensed to GI, (c) all Wistar Patent Rights and Wistar Know-How and (d) any other laboratory, animal, clinical, production and other scientific data in GI's possession or available through

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


its other licensees to GI as may be required by or useful to Licensee in performing its responsibilities hereunder. In addition, GI, ** *** *** *******, agrees to use commercially reasonable and diligent efforts to (x) provide for production of bulk Licensed Products for preclinical and clinical purposes, (y) complete development of a commercial manufacturing process for bulk Licensed Products and (z) provide for the commercial scale production of bulk Licensed Products. To facilitate the sharing of clinical data and know-how among GI, Licensee and GI's other licensees of IL-12, GI agrees to use commercially reasonable and diligent efforts to form a worldwide development committee to facilitate such sharing of data and know-how and to avoid duplication of effort in the global development of IL-12.
         4.2. OBLIGATIONS OF LICENSEE. With respect to those countries in the Territory in which it is commercially reasonable and economically justified, Licensee agrees to use commercially reasonable and diligent efforts to (a) conduct all necessary and appropriate preclinical and clinical trials and control the manner and extent of such trials in order to file INDs and PLAs which it believes will be sufficient to obtain approval to develop, use, register, formulate, fill and finish, distribute and sell Licensed Products in the Territory, (b) prepare, file and diligently prosecute all governmental applications necessary to obtain approvals to import, develop, use, register, formulate, fill and finish, distribute and sell Licensed Products in the Territory, (c) provide for formulation, filling and finishing of Licensed Products

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


on a commercial scale, and (d) diligently market Licensed Products in the Territory on a commercial basis within a reasonable period of time after receipt of all necessary approvals for marketing by applicable government regulatory agencies.

                      ARTICLE V.  MANUFACTURE AND SUPPLY
                      ----------------------------------
         5.1.    NON-COMMERCIAL SUPPLY.
                 (a) During the term of this Agreement, GI shall supply Licensee, its Affiliates and Sublicensees with one hundred percent (100%) of their requirements of bulk Licensed Products for all research, preclinical and clinical research and development work conducted by or on behalf of Licensee, and Licensee agrees to purchase such requirements. Licensee agrees to purchase entire production runs of bulk Licensed Products for research, preclinical and clinical purposes from GI, excluding material which is retained by GI for its own use or for sale to another licensee of IL-12. GI shall estimate in advance of the purchase of a production run the portion which GI expects to retain for such purposes. GI shall discuss its estimate with Licensee and then agree with Licensee on a reasonable allocation. Licensee agrees to purchase the next GI production run for bulk Licensed Product which is currently scheduled to begin in ************ and to be completed in ******* **** with the understanding that the delivery and sale of such material to Licensee will not occur earlier than ************, the anticipated completion of such production run. Future production runs shall be scheduled subject to receipt of an order from

Licensee. Anything to the contrary notwithstanding, the foregoing supply obligation of GI shall apply solely to bulk protein and not PNs (as defined in Section 1.12 of this Agreement).
         (b) All bulk Licensed Products supplied by GI for research, preclinical and clinical purposes pursuant to the foregoing right and obligation shall be supplied to Licensee at GI's Direct Manufacturing Cost, F.O.B. GI's manufacturing facility. GI shall invoice Licensee for GI's Direct Manufacturing Cost associated with each production run of bulk Licensed Products following completion of each production run with an initial invoice following shipment covering costs captured through that date and a final invoice following completion of post production testing. Licensee shall make such payments to GI within thirty (30) days of receipt of each applicable invoice. GI shall have the right to undertake such manufacture itself or through an Affiliate or, with the consent of Licensee which shall not be unreasonably withheld, through an unrelated third party. In the event that GI uses an Affiliate to undertake such manufacture, all bulk Licensed Products so supplied shall be supplied at such Affiliate's Direct Manufacturing Cost, F.O.B. such Affiliate's manufacturing facility, and if GI uses an unrelated third party, at GI's Direct Cost for such bulk Licensed Products. Notwithstanding the foregoing, in the event that GI initially undertakes to supply Licensee directly and later undertakes to supply Licensee through an Affiliate, the supply price to Licensee shall be the Affiliate's Direct Manufacturing Cost which cost shall in no event exceed the Direct

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


Manufacturing Cost last charged by GI plus ***************. In the event Licensee uses any of the bulk Licensed Product supplied pursuant to this
Section 5.1 to generate Net Sales, Licensee shall pay GI any additional amount for such bulk Licensed Products such that GI receives the price it would otherwise be paid pursuant to Section 5.3 of this Agreement.
                 (c) Licensee shall determine whether Licensee, one of its Affiliates or a third party will formulate and fill and finish Licensed Products. In the event that GI performs such formulation and fill and finish activities, all of such activities shall be paid by Licensee and invoiced at GI's Direct Cost, and GI shall have the right to use an Affiliate or an unrelated third party to perform such services on GI's behalf.
         5.2. RECORDS. GI shall keep, and shall require all Affiliates to keep, for a period of at least three years, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the supply price charged for all research, preclinical and clinical bulk Licensed Products supplied pursuant to Section
5.1 of this Agreement. During the term of this Agreement and for a period of three years following its termination, Licensee shall have the right from time to time (not to exceed twice during each calendar year and on not less than 48 hours notice) to inspect in confidence during business hours, or have an agent, accountant or other representative reasonably acceptable to GI inspect in confidence, such books, records and supporting data.





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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


         5.3.    COMMERCIAL SUPPLY.
                 (a) During the term of this Agreement, GI shall supply Licensee, its Affiliates and Sublicensees with one hundred percent (100%) of their requirements of bulk Licensed Products for all commercial purposes, and Licensee agrees to purchase such requirements. All bulk Licensed Products supplied by GI for commercial purposes pursuant to the foregoing right and obligation shall be supplied to Licensee pursuant to the terms of a separate supply agreement. Such supply agreement shall be entered into at least ********** prior to the anticipated initiation of ********* *************** by Licensee or any of its Affiliates or Sublicensees relating to a Licensed Product, and at such time, Licensee shall have determined who will formulate and fill and finish the Licensed Products. Anything to the contrary notwithstanding, the foregoing supply obligation of GI shall apply solely to bulk protein and not PNs (as defined in Section 1.12 of this Agreement).
                 (b) In all fields other than the Vaccine Adjuvant field, GI shall supply commercial bulk Licensed Products or finished Licensed Products, as mutually agreed in the supply agreement, at a price equal to *** ********** ******* (x) ****** ******* ***** of Net Sales of the Licensed Product and (y) the Direct Cost incurred by Licensee in formulating, filling and finishing and packaging the Licensed Product. In the event that, pursuant to the terms of the supply agreement, GI is also responsible for formulating, filling and finishing and packaging Licensed Product, GI shall be paid ****** ******* ***** of the Net Sales of such Licensed Product. GI shall invoice Licensee on





                                       24
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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


delivery, F.O.B. GI's manufacturing facility, (net/30) and the calculation of the invoice price shall be based on the weighted- average Territory-wide Net Sales per international activity unit based on the most recently reported calendar quarter's reported average net selling price per activity unit. A good faith estimate and payment shall be made for shipments made prior to the giving of the first royalty report, and an adjustment made in the form of a credit to Licensee or a payment to GI promptly following receipt of such report by GI.
                 (c) GI agrees to supply bulk Licensed Products to the Licensee for use in the Vaccine Adjuvant field at the same price as GI sold bulk Licensed Products to the Licensee during the most recent calendar quarter. In the event there have been no sales of such bulk Licensed Products, such price shall be based on *** of Net Sales of the Vaccine Adjuvant product
(IL-12 plus the vaccine), but not less than GI's Direct Manufacturing Cost plus *********** ******* *****. However, in no event shall the bulk Licensed Product supply price calculated under the preceding sentence exceed ****** ******* ***** of Net Sales of the Vaccine Adjuvant product (IL-12 plus the vaccine).
                 (d) In addition to such terms regarding supply price, each supply agreement shall contain terms regarding forecast procedures, reporting of Net Sales, order and delivery times, minimum and maximum quantities, mutual agreement on specifications and quality control, equal supply opportunity, hardship and other usual and customary terms.
                 (e) GI shall have the right to undertake such commercial manufacture itself, through an Affiliate or, with the





                                       25
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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


consent of Licensee which shall not be unreasonably withheld, through an unrelated third party.
                 (f) It shall not be a breach of either Party's obligation to supply or purchase Licensed Products under Section 5.1 of this Agreement or this Section 5.3, if fulfillment of such Party's respective obligation would infringe a third party's patent which (i) ****** on or after ************ or
(ii) ****** prior to ************ if such ************ could not have been
*********** *********** on ************ with respect to the ******** *****
******* and ************* *******. The sole remedy for such failure by GI is set forth in Section 5.5 of this Agreement.
         5.4. STANDARDS. GI covenants that (a) it will comply with all manufacturing instructions and specifications, including quality control standards as filed by GI with the United States Food and Drug Administration ("FDA") or as otherwise mutually agreed in writing, (b) the bulk Licensed Product will be produced in accordance with such instructions and specifications and with GMP and other applicable FDA rules and regulations, (c) upon delivery of the bulk Licensed Product to the carrier designated by the Licensee, the bulk Licensed Product will be in conformity with said specifications, (d) the bulk Licensed Product will not be adultered or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and
(e) the bulk Licensed Product will not be an article which, under the provisions of Section 505 of the Federal Food, Drug and Cosmetic Act, may not be introduced into interstate commerce.
         5.5 FAILURE TO SUPPLY. In the event GI fails or is unable to manufacture bulk Licensed Products to meet Licensee's (and its





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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


Affiliates' and Sublicensees') good faith forecasted supply requirements, GI shall promptly notify Licensee. Licensee shall have the right to give *********** **** notice of its intent to manufacture unless such failure is due to a force majeure event as set forth in Section 11.5 of this Agreement.
During this ****** ******** period, GI shall provide Licensee with a plan to meet Licensee's requirements in as timely a manner as possible. Should these plans still not ******* for ******* at ***** ****** ******* ***** of **********
********** ****** ************ **** a *** **** ******, Licensee shall have the right to put in place manufacturing capacity in any location in the world, internally or through its Affiliates, to make all of its future supply requirements of such bulk Licensed Product. In such event GI shall promptly provide Licensee with up to ***** *** ************* of technical assistance (including, without limitation, GI Know-How to enable Licensee to undertake such manufacture) at ** **** ** ******** in technical areas which are reasonably necessary to put in place such capacity. If Licensee grants to an Affiliate the rights to manufacture bulk Licensed Product, such grant shall expressly include the right to use biological materials or Confidential Information delivered by GI to Licensee under this Agreement, but solely in connection with the manufacture, use or sale of bulk Licensed Product. Upon termination of such grant, such Affiliate shall return to the parties all biological materials and Confidential Information delivered to it by GI or Licensee. The grant agreement shall contain terms which make such Affiliate subject to the foregoing conditions and to the conditions of this Agreement that are concerned with the use and disclosure of Confidential Information.

In addition, Licensee agrees to (a) make GI a party to the grant agreement, with the right to bring suit against such Affiliate to enforce the foregoing conditions or (b) authorize GI to bring suit in Licensee's name to enforce the foregoing conditions.
         5.6 EQUAL SUPPLY OPPORTUNITY. With respect to both its obligations under Sections 5.1 and 5.3 of this Agreement, GI agrees that Licensee will be in at least as favorable supply priority as GI and GI's other licensees of IL-12. In the event of a shortage, (a) prior to such time as GI, GI's other licensees of IL-12 and Licensee have each been marketing Licensed Products on a commercial basis for a period of twelve (12) months, available supply will be allocated on a pro-rata basis based on good faith forecasts of requirements, and (b) thereafter, available supply will be allocated on a pro-rata basis based on quantities purchased during the prior twelve (12) month period.

                  ARTICLE VI.  INTELLECTUAL PROPERTY RIGHTS
                  -----------------------------------------
         6.1.   IMPROVEMENTS.
                (a) To the extent that Licensee develops, or otherwise acquires the right to grant a license covering, any Licensee Improvement, Licensee hereby grants a non-exclusive, royalty-free license, including the right to grant sublicenses, to such Licensee Improvement to GI for the sole and exclusive purposes of (i) manufacturing bulk Licensed Products in the Licensed Field both in the Territory and outside the Territory, (ii) developing, using, formulating and filling and finishing Licensed Products in the Licensed Field in the Territory for the purpose of distributing and selling Licensed Products outside the Territory and

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EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


(iii) developing, using, registering, formulating, filling and finishing, distributing and selling Licensed Products in the Licensed Field outside the Territory.
                 (b) To the extent that Licensee develops, or otherwise acquires the right to grant a license covering any Licensee Improvement, Licensee hereby grants a non-exclusive, royalty-free (except as provided below) license, including the right to grant sublicenses, to such Licensee Improvement to GI for the sole and exclusive purpose of developing, using, registering, manufacturing, formulating, filling and finishing, distributing and selling Licensed Products in the Excluded Field both in and outside the Territory, provided that, in the event GI sublicenses the rights to a Licensee Improvement to a third party that is not an Affiliate of GI, Licensee shall be paid a royalty to be negotiated by GI and Licensee that will *** ****** *** ******* **** of Net Sales of Licensed Products.
         6.2.    PATENT PROSECUTION AND MAINTENANCE.
                 (a) Except as otherwise provided in this Agreement, GI shall have the right and responsibility to decide whether or not to seek or continue to seek or maintain patent protection on (i) the GI Technology, and, to the extent permitted under the terms of the Roche Cross-License or the Wistar License, (ii) the Roche Patent Rights and (iii) the Wistar Patent Rights, as applicable (collectively, the "GI-Controlled Rights") in any country in the Territory, and shall have the right to file for, procure and maintain patents on any GI-Controlled Rights in any country in the Territory. Licensee shall reimburse GI for its Direct Costs incurred in connection therewith.

                 (b) If GI elects not to seek or continue to seek or maintain patent protection on any GI Technology or other GI-Controlled Rights in any country in the Territory, Licensee shall have the right, at its own expense but in the name of GI, to file, procure and maintain, in such countries in the Territory, patents on such GI Technology, and to the extent permitted by the Roche Cross-License or the Wistar License, on the other applicable GI-Controlled Rights. GI agrees to advise Licensee of all decisions taken under paragraph (a) above in a timely manner in order to allow Licensee to exercise its rights under this paragraph (b).
                 (c) Except as otherwise provided in this Agreement, Licensee shall have the right and responsibility to decide whether or not to seek or continue to seek or maintain patent protection on any Licensee Technology in any country in the Territory, and shall have the right to file for, procure and maintain patents on any Licensee Technology in any country in the Territory at its own expense.
                 (d) If Licensee elects not to seek or continue to seek or maintain patent protection on any Licensee Technology in any country in the Territory, GI shall have the right, at its own expense but in the name of Licensee, to file, procure and maintain, in such countries in the Territory, patents on such Licensee Technology. Licensee agrees to advise GI of all decisions taken under paragraph (c) above in a timely manner in order to allow GI to exercise its rights under this paragraph (d).
                 (e) Patent counsel for the Parties shall agree on the process for sharing substantive communications to and from the various patent offices regarding applications or patents on any GI-

Controlled Rights or Licensee Technology to be copied and shared on a regular basis. The final decision with respect to such communications shall be GI's with respect to the GI-Controlled Rights, and Licensee's with respect to the Licensee Technology.
                 (f) Each Party shall make available to the other Party or its authorized attorneys, agents or representatives, such of its employees whom the other Party in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for the GI Technology and the Licensee Technology. Each Party shall sign or use reasonable and diligent efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents.
         6.3.    INFRINGEMENT.
                 (a) Each Party shall promptly report in writing to the other Party during the term of this Agreement any known (i) infringement or suspected infringement or (ii) unauthorized use or misappropriation of any of the GI- Controlled Rights or Licensee Technology in the Territory, and shall provide the other Party with all available evidence supporting said infringement, suspected infringement or unauthorized use or misappropriation.
                 (b) Except as provided in paragraph (d) below, GI shall have the first right to initiate an infringement or other appropriate suit anywhere in the Territory against any third party who at any time has infringed or misappropriated, or is suspected of infringing or misappropriating, any of the GI-Controlled Rights or Licensee Technology. GI shall give Licensee sufficient advance notice of its intent to file said suit and the reasons therefor, and shall provide Licensee with an opportunity to make suggestions

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


and comments regarding such suit. GI shall keep Licensee promptly informed, and shall from time to time consult with Licensee regarding the status of any such suit and shall provide Licensee with copies of all documents filed in, and all written communications relating to, such suit. In the event that GI decides not to initiate an infringement or other appropriate suit pursuant to this paragraph (b), GI shall promptly advise Licensee of its intent not to initiate such suit. In any event, upon written request of Licensee to make an election, GI shall elect to file a suit no later than one hundred twenty (120) days following such request, and if GI has failed to initiate suit within said one hundred twenty (120) day period, Licensee shall, in addition to GI, have the right to initiate such suit pursuant to paragraph (c) below.
                 (c) GI shall have the sole and exclusive right to select counsel for any suit initiated by GI referred to in paragraph (b) above and shall, except as provided below, pay all expenses of the suit, including without limitation attorneys' fees and court costs. Licensee, in its sole discretion, may elect, within sixty (60) days after the commencement of such litigation, to contribute up to ************ ******* ***** of the costs incurred by GI in connection with such litigation in the Licensed Field, including, without limitation, reimbursement of Licensee expenses hereunder, and, if it so elects, any damages, royalties, settlement fees or other consideration received by GI or any of its Affiliates for past infringement or misappropriation as a result of such litigation shall be shared by Licensee and GI pro-rata based on their respective sharing of the costs of such litigation. In the event that Licensee elects not to contribute to the costs of such litigation, GI and/or its Affiliates shall be entitled to retain any damages, royalties, settlement fees or other consideration for past infringement or misappropriation resulting therefrom. If necessary or desirable, Licensee or its Affiliates and Sublicensees and distributors shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. Licensee shall offer reasonable assistance to GI in connection therewith at no charge to GI except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. Licensee shall have the right to participate and be represented in any such suit by its own counsel at its own expense. If GI requires Licensee to join in such suit and Licensee has not elected to contribute to the costs of such suit, GI shall indemnify and defend Licensee against any claims or damages arising out of such suits or any claims for injunctive or other relief against such third party infringers. GI shall not settle any such suit involving rights of Licensee without obtaining the prior written consent of Licensee, which consent shall not be unreasonably withheld.
                 (d) In the event GI decides not to initiate a suit or fails to elect to file a suit within the one hundred twenty (120) day time period set forth in paragraph (b) above, Licensee shall have the right, but not the obligation, at its own expense, to initiate an infringement or other appropriate suit against any third party who at any time has infringed or misappropriated, or is suspected of infringing or misappropriating, any of the GI-Controlled Rights or Licensee Technology in the Licensed Field. In

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


exercising its rights pursuant to this paragraph (d), Licensee or its designated Affiliates shall have the sole and exclusive right to select counsel and shall, except as provided below, pay all expenses of the suit including without limitation attorneys' fees and court costs. GI, in its sole discretion, may elect, within sixty (60) days after the commencement of such litigation, to contribute to up to ***** ******* ***** of the costs incurred by Licensee in connection with such litigation and, if it so elects, any damages, royalties, settlement fees or other consideration received by Licensee or any of its Affiliates for past infringement or misappropriation as a result of such litigation shall be shared by GI and Licensee pro-rata based on their respective sharing of the costs of such litigation. In the event that GI elects not to contribute to the costs of such litigation, Licensee and/or its Affiliates shall be entitled to retain any damages, royalties, settlement fees or other consideration for past infringement or misappropriation resulting therefrom. If necessary or desirable, GI shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party to the suit. At Licensee's request, GI shall offer reasonable assistance to Licensee in connection therewith at no charge to Licensee except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance. GI shall have the right to participate and be represented in any such suit by its own counsel at its own expense. If Licensee requires GI to join such suit and GI elects not to contribute to the costs of such suit, Licensee shall indemnify and defend GI against any claims or damages arising out of such suits or any claims for injunctive or other relief against such third party infringers. Licensee shall not settle any such suit involving rights of GI without obtaining the prior written consent of GI, which consent shall not be unreasonably withheld.
                 (e) The provisions of this Section 6.3 shall also apply to Roche Patent Rights and Roche Know- How and to Wistar Patent Rights and Wistar Know-How but only to the extent enforcement rights hereto are available to GI and/or Licensee under the terms of the Roche Cross-License and/or the Wistar License, as applicable.
         6.4.    CLAIMED INFRINGEMENT.
                 (a) In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, either Party or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the development, use, manufacture, distribution and/or sale of Licensed Products in the Licensed Field, such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served. GI agrees to make available to Licensee its advice and counsel regarding the technical merits of any such claim at no cost to Licensee.
                 (b) EXCEPT FOR BREACHES OF SECTION 3.1 OF THIS AGREEMENT HAVING A MATERIAL AND ADVERSE EFFECT ON LICENSEE, THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF GI IN THE LICENSED FIELD AND IN THE TERRITORY IN THE CASE OF ANY CLAIMED INFRINGEMENT

OR VIOLATION OF ANY THIRD PARTY'S RIGHTS OR UNAUTHORIZED USE OR
MISAPPROPRIATION OF ANY THIRD PARTY'S KNOW-HOW.

                    ARTICLE VII.  CONFIDENTIAL INFORMATION
                    --------------------------------------
         7.1. TREATMENT OF CONFIDENTIAL INFORMATION. Each Party hereto shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents. This provision shall survive for a period of five (5) years after the expiration or termination of this Agreement.
         7.2. RELEASE FROM RESTRICTIONS. The provisions of Section 7.1 shall not apply to any Confidential Information disclosed hereunder which:
                 (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party or its Affiliates; or
                 (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or
                 (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates; or
                 (d) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.
         7.3. PUBLICATIONS. Notwithstanding the provisions of Section 7.1, and subject to the following restrictions, each Party and any employee or consultant of such Party shall be permitted to make disclosures in scientific journals or publications relating to IL-12 or the Licensed Products which contain Confidential Information of the other Party:
                 (a) a Party (the "publishing Party") shall provide the other Party with an advance copy of any proposed publication (which may be in draft form) and such other Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve patent rights or know-how belonging in whole or in part to GI or Licensee, and the incorporation of such recommended changes shall not be unreasonably refused; and
                 (b) if such other Party informs the publishing Party, within thirty (30) days of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on any patent rights or know-how belonging in whole or in part to GI or Licensee, the publishing Party shall, to the extent permitted by its agreements with its employees and consultants, delay or prevent such publication as proposed. In the case of inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for a certificate of invention on the information involved.

                          ARTICLE VIII.  TERMINATION
                          --------------------------
         8.1. Term. This Agreement shall remain in effect until terminated in accordance with the provisions of this Article VIII or until the termination of all of the licenses or sublicenses granted pursuant to Article II of this Agreement. Nothing herein is intended to indicate that the perpetual non-exclusive GI Know-How license under Section 2.1 of this Agreement expires pursuant to this Section 8.1.
         8.2. Termination. Each Party shall be entitled to terminate this Agreement and the licenses and sublicenses granted by it hereunder by written notice to the other Party in the event that the other Party shall be in default of any of its material obligations hereunder, and shall fail to remedy any such default within sixty (60) days after notice thereof by the non-breaching Party. Any such notice of default shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Notwithstanding the foregoing, in the event of a default of a material obligation that cannot, by its nature, be cured within such sixty (60) day period, a non-breaching Party shall not have the right to terminate this Agreement (but shall retain any other rights and remedies it may be afforded by law and in equity) if the breaching Party shall propose a plan of action relating to such default which is reasonably acceptable to the non-breaching Party and the breaching Party shall be diligently complying with such plan. Upon any termination of this Agreement pursuant to this Section 8.2, neither Party shall be relieved of any obligations incurred prior to such termination, and:
                 (a) In the event of termination by GI for breach by Licensee, Licensee shall promptly deliver to GI, at no cost to GI, all animal and human data and such other information, materials (including biological materials) and documents in Licensee's possession that GI or any successor licensee may require in order to obtain approval of applicable government regulatory agencies to develop, use, register, formulate, fill and finish, distribute and sell Licensed Products in the Territory; and
                 (b) In the event of termination by GI for breach by Licensee, the licenses set forth in Section 6.1 of this Agreement (including the obligation to pay royalties set forth in paragraph (b) thereof) shall survive. In addition, in the event of such a termination, Licensee hereby grants to GI a non-exclusive, royalty-free license, including the right to grant sublicenses, to all Licensee Improvements to develop, use, formulate and fill and finish Licensed Products in the Territory for the purpose of registering, distributing and selling Licensed Products in the Licensed Field in the Territory.
         8.3. DISPOSITION OF LICENSED PRODUCTS. Upon any termination of this Agreement pursuant to Section 8.2 hereof, Licensee shall within thirty
(30) days of the effective date of such termination notify GI in writing of the amount of Licensed Products which

Licensee, its Affiliates and Sublicensees then have completed on hand, the sale of which would, but for the termination, be subject to royalty, and Licensee, its Affiliates and Sublicensees shall thereupon be permitted during the six (6) months following such termination to sell that amount of Licensed Products, provided that Licensee shall pay the aggregate royalty thereon at the conclusion of the earlier of the last such sale or such six month period. Except as provided above, all sublicenses granted by Licensee shall forthwith terminate upon the termination of this Agreement.
         8.4. SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the continuing obligations of the Parties under Articles VI, VII, VIII and IX, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any termination of this Agreement pursuant to Section 8.2 hereof, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof, of the other Party which is not covered by a license surviving such termination. All other rights and obligations shall expire upon such termination.

            ARTICLE IX.  INDEMNIFICATION AND LIABILITY LIMITATIONS
            ------------------------------------------------------
         9.1.    INDEMNIFICATION.
                 (a) Licensee agrees to defend GI and its Affiliates, their agents, directors, officers and employees at Licensee's cost and expense, and will indemnify and hold harmless GI and its Affiliates, their agents, directors, officers and employees, from and against any and all losses, costs, damages, fees or expenses

("Losses") arising out of or in connection with the development, use, manufacture, formulation, filling and finishing, distribution, sublicense and/or sale of any Licensed Product in the Licensed Field and in the Territory, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession, use or consumption of any Licensed Product, but excluding claims for patent infringement, whether claimed by reason of breach of warranty, negligence, product or labelling defect or otherwise, and regardless of the form in which any such claim is made, provided that the foregoing indemnity shall not apply to the extent that any such Losses are due to the failure of the bulk Licensed Products delivered by GI to Licensee pursuant to Sections 5.1 and 5.3 hereunder to meet the specifications called for by this Agreement or the supply agreement to be entered into pursuant to Section 5.3 of this Agreement. In the event of any such claim against GI or its Affiliates or any of their agents, directors, officers or employees, GI shall promptly notify Licensee in writing of the claim and Licensee shall manage and control, at its sole expense, the defense of the claim and its settlement. GI shall cooperate with Licensee and may, at its option and expense, be represented in any such action or proceeding. Licensee shall not be liable for any settlements, litigation costs or expenses incurred by GI without Licensee's written authorization.
                 (b) GI agrees to defend Licensee and its Affiliates, their agents, directors, officers and employees at GI's cost and expense, and will indemnify and hold harmless Licensee and its Affiliates, their agents, directors, officers and employees, from and against any and all Losses, but excluding claims for patent infringement, arising out of or in connection with the failure of the bulk Licensed Products delivered by GI to Licensee pursuant to Sections 5.1 and 5.3 hereunder to meet the specifications called for by this Agreement or the supply agreement to be entered into pursuant to Section 5.3 of this Agreement, whether claimed by reason of breach of warranty, negligence, product or labelling defect or otherwise and regardless of the form in which any such claim is made. In the event of any such claim against Licensee or its Affiliates or any of their agents, directors, officers or employees, Licensee shall promptly notify GI in writing of the claim and GI shall manage and control, at its sole expense, the defense of the claim and the settlement. Licensee shall cooperate with GI and may, at its option and expense, be represented in any such action or proceeding. GI shall not be liable for any settlements, litigation costs or expenses incurred by Licensee without GI's written authorization.
         9.2. LIABILITY. GI shall not be liable under this Agreement for special, incidental or consequential damages or for loss of profit or lost revenue, even if GI has been advised of the possibility of such damages.

                              ARTICLE X. EXPORT
                              -----------------
         10.1. ACKNOWLEDGMENT. The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving the necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either

Party. The Parties agree that regardless of any disclosure made by the Party receiving an export to an ultimate destination of any technical data, materials or products, the receiving Party will not reexport either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license from the United States Department of Commerce, United States Food and Drug Administration and/or any other agency or department of the United States Government, as required. The receiving Party shall provide the exporting Party with any information, materials, certifications or other documents which may be reasonably required in connection with such exports under the Export Administration Act of 1979, as amended, its rules and regulations, the Federal Food, Drug and Cosmetic Act and other applicable export laws.
         10.2. WRITTEN ASSURANCE. Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, a Party receiving an export agrees to not knowingly export or reexport any technical data or materials furnished to such Party under this Agreement, any part thereof or any direct product thereof, directly or indirectly, without first obtaining permission to do so from the United States Department of Commerce, the United States Food and Drug Administration and/or other appropriate United States governmental agencies, into Afghanistan, the People's Republic of China, South Africa, Namibia, Iran, Iraq, Syria, or any other country subject to applicable terrorist or foreign policy controls, or any of those countries listed from time to time in supplements to Part 770 to Title 15 of the Code of Federal Regulations in Country Groups Q, S,

W, Y or Z, (collectively, the "Prohibited Countries"), which, are as follows:
Group Q (Romania), Group S (Libya), Group Y (Albania, Armenia, Azerbijan, Belarus, Bulgaria, Cambodia, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Laos, Latvia, Lithuania, Mongolia, Russia, Tajikistan, Turkmenistan, Ukraine, Uzbekistan and Vietnam) and Group Z (Cuba and North Korea).

                          ARTICLE XI.  MISCELLANEOUS
                          --------------------------
         11.1. ROCHE AND WISTAR RIGHTS. Licensee acknowledges that its rights as a Licensee under Sections 2.2, 2.4, 5.5, 6.2 and 6.3 of this Agreement may be limited in the event Licensee ceases to be an affiliate of GI as defined in each of the Roche Cross-License and Wistar License. While GI agrees in any of such instances to fully cooperate with and assist Licensee in any attempt by Licensee to negotiate to obtain rights from Roche and/or Wistar, Licensee acknowledges that GI cannot guarantee that, in such event, such rights will be available from Roche and/or Wistar.
         11.2. PUBLICITY. Neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except as otherwise required by law.
         1l.3.   ASSIGNMENT.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned or transferred by either Party without the prior written consent of the other Party, except to a party who acquires all or substantially all of the business of the assigning Party by merger, consolidation, sale of all or substantially all of its assets or otherwise.
         11.4. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.
         11.5. FORCE MAJEURE. In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any cause beyond the reasonable control of the Party invoking this Section 1l.5 if such Party shall have used all reasonable efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.
         11.6. WAIVER. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.
         11.7.   NOTICES.
                 (a)     Any notice or other communication in connection with
this Agreement must be in writing and if sent by mail, by first class registered or certified mail prepaid, return receipt requested, and if transmitted by telecopier, with a copy sent by mail in accordance with this
Section 11.7, and shall be effective when delivered personally to the addressee at the address or telecopier number listed below or such other address or telecopier number as the addressee shall have specified in a notice actually received by the addressor, provided that notice by telecopier shall not be effective until confirmed by mail as herein provided.
Notices to GI shall be addressed as follows:

           Genetics Institute, Inc.
           87 CambridgePark Drive
           Cambridge, Massachusetts  02140
           Attention:  President
           Telecopier: (617) 876-1679

with a copy to:

           General Counsel
           Legal Department
           Telecopier: (617) 876-5851

Notices to GI Sub shall be addressed as follows:

           GI Drug Design, Inc.
           c/o Genetics Institute, Inc.
           87 CambridgePark Drive
           Cambridge, Massachusetts  02140
           Attention:  President
           Telecopier: (617) 876-1679

with a copy to:

           General Counsel
           Legal Department
           Telecopier: (617) 876-5851

         11.8. NO AGENCY. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Each Party shall be an independent contractor, not an employee or partner of the other Party, and the manner in which each Party renders its services under this Agreement shall be within its sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

         11.9. ENTIRE AGREEMENT. This Agreement and the Schedule hereto (which Schedule is deemed to be a part of this Agreement for all purposes) contain the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.
         11.10. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.
         11.11. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.
         11.12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.
         11.13. THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party other than Roche and Wistar in accordance with the Roche Cross-License and the Wistar License.
         11.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date set forth below.

                                        GENETICS INSTITUTE, INC.

                                        By:    /s/ Jack Morgan
                                               ----------------------
                                        Name:      Jack Morgan
                                               ----------------------
                                        Title:     Vice President
                                               ----------------------
                                        Date:      November 29, 1994
                                               ----------------------


                                        GI DRUG DESIGN, INC.


                                        By:    /s/ Jack Morgan
                                               ----------------------
                                        Name:      Jack Morgan
                                               ----------------------
                                        Title:     Vice President
                                               ----------------------
                                        Date:      November 29, 1994
                                               ----------------------

                                  SCHEDULE A

                             IL-12 PATENT RIGHTS
                             -------------------

GI
- --

COUNTRY                                    FILING DATE   APPLICATION NO.    PATENT NO.
- -------                 -----              -----------   ---------------    ----------
Australia                                   11/9/89             46673/89     638430

Canada                                      11/9/89          2,002,607-3

Europe  a*)                                 11/9/89           90901161.1
        b**)                                 9/4/91           91918119.8

Japan a)                                    11/9/89            501209/90
      b)                                     9/4/91            516686/91

Mexico                                       6/5/92              92/3294

PCT  a)                                     11/9/89       PCT/US89/05027
     b)                                      9/4/91       PCT/US91/06332

USA  a)                                    11/10/88           269,945/88
     b)                                      2/7/89           307,817/89
     c)                                     9/18/90           584,941/90


ROCHE
- -----

COUNTRY                                    FILING DATE    APPLICATION NO.    PATENT NO.
- -------                                    -----------    ---------------    ----------
Australia                                  12/20/90         68349/90

Canada                                     12/19/90        2032653-1

Europe***                                  12/09/90       90123670.3

Ireland                                    12/21/90          4694/90

Japan                                      12/22/90        413259/90

New Zealand                                12/19/90           236545

Philippines                                12/19/90            41751

South Africa                               12/19/90         10237/90
10237/90

                                   SCHEDULE A

                              IL-12 PATENT RIGHTS

(CONTINUED)
- -----------

ROCHE (CONTINUED)
- -----------------

COUNTRY                            FILING DATE      APPLICATION NO.       PATENT NO.
- -------         ------             -----------      ---------------       ----------
USA   a)                           12/22/89              455708/89

      b)                           05/09/90              520935/90
      c)                           08/27/90              572284/90
      d)                           03/24/92              957023/92



* Designated countries: AT, BE, CH, DE, FR, GB, IT, LU, NL, SE

** Designated countries: AT, BE CH, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE

*** Designated countries: AT, BE, CH, DE, DK, FR, GB, IT, LU, NL, SE






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